Exhibit 10.15

DATED 11 JULY 2011

GWG HOLDINGS, INC.

and

ATHENA SECURITIES GROUP LIMITED

and

ATHENA STRUCTURED FUNDS PUBLIC LIMITED COMPANY

SHAREHOLDERS’ AGREEMENT

(In relation to Athena Structured Funds Public Limited Company)

TABLE OF CONTENTS

1	INTERPRETATION	2

2	COVENANTS CONCERNING THE COMPANY	4

3	FUNDING OBLIGATIONS	7

4	TRANSFER OF SHARES	7

5	RIGHT TO INFORMATION AND CONFIDENTIALITY	8

6	GENERAL	8

FIRST SCHEDULE		13

	Part 1 - ATHENA NOMINEES	13

	Part 2 - SHAREHOLDINGS	13

SECOND SCHEDULE - ARTICLES OF ASSOCIATION		14

THIRD SCHEDULE - DEED OF ADHERENCE		15

THIS AGREEMENT is made 11 July 2011

BETWEEN:

(1)	GWG HOLDINGS, INC. a Delaware limited liability company with a principal address at 220 South 6th Street, Suite 1200, Minneapolis, Minnesota (“GWG”);

(2)	ATHENA SECURITIES GROUP LIMITED an Irish incorporated company having its registered office at 44 Upper Mount Street, Dublin 2, Ireland (“Athena Securities”); and

(3)	ATHENA STRUCTURED FUNDS PUBLIC LIMITED COMPANY having its registered office at 18 Merrion Road, Ballsbridge Dublin 4, Ireland (the “Company”).

WHEREAS:

A.	The Company is a public company limited by shares incorporated in the Republic of Ireland under company number 494433 under the Companies Acts, 1963 to 2009 on 1 February 2011 with authorised share capital of US$10,000,000 divided into 10,000,000 Ordinary Shares of US$1.00 each of which 60,000 shares are issued and held as set out in Part 2 of the First Schedule hereto.

B.	The Shareholders have agreed to enter into this Agreement for their joint participation in the Company and to regulate the operation and management of the Company and the relationship between the Shareholders as shareholders in the Company.

NOW IT IS HEREBY AGREED that in consideration of the mutual covenants conditions agreements hereinafter set forth or provided for and further good and valuable consideration receipt and sufficiency of which is hereby acknowledged the parties hereto respectively covenant with each other as follows:

1	INTERPRETATION

1.1	Definitions

In this Agreement (including the Recitals and Schedules hereto) unless the context otherwise requires the following expressions shall have the following meanings:

the Articles	the articles of association of the Company as set out in the Second Schedule and as same may be amended from time to time;

Athena Directors	the directors of the Company appointed by Athena Securities and “Athena Director” shall be construed accordingly;

Athena Nominees	the persons whose names and addresses are set out in Part 1 of the First Schedule;

the Board	the board of directors of the Company for the time being and from time to time;

Business	the business of issuing investment securities to gain exposure to the market for US life insurance asset class;

Business Day	a week day on which the main clearing banks in Dublin are open for business (excluding Saturdays) and

“Business Days” shall be construed accordingly;

Deed of Adherence	a deed in the form or substantially in the form set out in the Third Schedule or such other form as the Shareholders may agree from time to time;

Director	an Athena Director or a GWG Director, as the case may require, and “Directors” shall be construed accordingly;

GWG Director	a director of the Company appointed by GWG;

Operating Costs	all costs incurred by the Company relating to the operation of the Business including all costs in relation to custodian services, trustee services, registrar/transfer agent fees, paying agent fees, administration fees, legal fees and any other costs as may from time to time be agreed in advance in writing between the Shareholders;

‘€’ or Euro	the lawful currency for the time being of Ireland;

the Parties	the parties to this Agreement and “Party” means any of them;

the Shareholders	GWG and Athena Securities and “Shareholder” shall mean any of them; and

Shares	the ordinary shares in the capital of the Company;

1.2	Construction

1.2.1	Any reference to a “subsidiary” or “holding company” shall be construed in accordance with Section 155 of the Companies Act 1963.

1.2.2	Any reference to a document being in the “agreed form” is a reference to a document in a form agreed between the parties and for the purposes of identification initialled by or on behalf of the parties.

1.2.3	Any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Agreement and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears.

1.2.4	Use of the singular includes the plural and vice versa.

1.2.5	Use of any gender includes the other genders.

1.2.6	Any reference to “persons” includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

1.2.7

Words such as “hereunder”, “hereto”, “hereof and “herein” and other words commencing with “here” shall unless the context otherwise requires, refer to the whole of this Agreement and not any particular Clause or paragraph thereof.

1.2.8	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.2.9	Any reference to any statute, statutory provision or to any order or regulation shall be construed as a reference to that statute, provision, order or regulation as extended, modified, replaced or re-enacted from time to time (whether before or after the date of this Agreement) and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom (whether before or after the date of this Agreement).

1.2.10	Any reference to a person includes his successors, personal representatives and permitted assigns.

1.2.11	If any action or duty to betaken or performed under any of the provisions of this Agreement would fall to be taken or performed on a day which is not a Business Day such action or duty shall be taken or performed on the Business Day next following such day.

1.2.12	For the avoidance of doubt, any reference to Ireland does not include Northern Ireland.

2	COVENANTS CONCERNING THE COMPANY

2.1	Mutual Covenant

Each of the Shareholders hereby covenants with the other that they shall take all necessary actions and exercise or procure the exercise of all such voting rights as it may from time to time have or control in the Company so as to procure (so far as lies within its power of procurement individually or collectively with others) that the Company shall comply in full with the provisions of this Agreement.

2.2	Business

The Company shall carry on the Business in an efficient and businesslike manner and to its best commercial advantage.

2.3	Management of the Company

The business of the Company shall be controlled by the Board (and/or any committee thereof appointed and operated in accordance with the provisions of this Agreement) and the Company shall not enter into any contract, arrangement or transaction whereby any of its business will be controlled otherwise than by or under the authority of the Board (and/or any committee thereof appointed and operated in accordance with the provisions of this Agreement).

2.4	Board of Directors

2.4.1	The Board shall be constituted in accordance with the provisions of this Clause 2.4 and (to the extent that they are not inconsistent herewith) the Articles.

2.4.2	The Board shall comprise no more than five (5) directors.

2.4.3	For so long as GWG continues to hold at least 9.9% of the issued voting share capital of the Company, GWG shall have the right exercisable by notice in writing to the other Shareholder and the Company to appoint one (1) director of the Company from time to time and by like notice to require the removal of any such director and the appointment of another person to act in place of such director. The first GWG Director shall be:

(a)	Paul Siegert;

2.4.4	For so long as Athena Securities and the Athena Nominees together or separately continue to hold 90.1% of the issued voting share capital of the Company, Athena Securities shall have the right exercisable by notice in writing to require the appointment of four (4) directors of the Company from time to time and by like notice to require the removal of any such director(s) and the appointment of any other person(s) to act in place of such director(s). The first Athena Directors shall be:

(a)	Marie Ainsworth;

(b)	Kenneth O’Reilly – Hyland;

(c)	Peter Gorman; and

(d)	Brian Tyrrell.

2.4.5	If GWG removes a Director appointed by it from office in accordance with the provisions of this Clause 2,4, GWG shall be responsible for and shall indemnify the Company against any loss, liability or cost that it may suffer or incur as a result of any claim by such Director arising out of such removal.

2.4.6	If Athena Securities removes a Director appointed by it from office in accordance with the provisions of this clause 2.4, Athena Securities shall be responsible for and shall indemnify the Company against any loss, liability or cost that it may suffer or incur as a result of any claim by such Director arising out of such removal.

2.4.7	The members of the Board shall not be entitled to any remuneration in their capacity as Directors of the Company.

2.4.8	The quorum for the transaction of business at any Board Meeting at which any of the reserved matters as set out in Clauses 2.8.1 (a) to 2.8.1 (i) are to be discussed and or considered shall be any three (3) Directors, of whom at least one shall be a GWG Director and at least one shall be an Athena Director present in person or by telephone at the commencement and throughout such meeting.

2.4.9	If within half an hour of the time appointed for a Board Meeting a quorum as referred to in Clause 2.4.8 is not present, the meeting shall be adjourned to the same day of the next week at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved. For the avoidance of doubt the provisions of this Clause 2.4.9 shall apply only in respect of Board Meetings in respect of which the quorum requirements set out in Clause 2.4.8 apply.

2.5	Information

The Company shall keep the Shareholders fully informed of the progress of its business and furnish to the Shareholders to such extent and in such form and detail as the Shareholders may from time to time require particulars of any matter concerned with or arising out of the activities of the Company and in particular but without limiting the generality of the foregoing shall furnish to the Shareholders:

2.5.1	audited financial statements including a balance sheet and profit and loss account in respect of each financial year of the Company forthwith on the same becoming available and in any event not later than the expiration of one hundred and eighty (180) days after the end of the financial year to which the profit and loss account in question relates together with the directors’ and auditors’ reports thereon;

2.6	Access

The Shareholders shall be entitled at all reasonable times during normal business hours to free and full access to inspect, examine and copy any books, files, records and other documents belonging to or maintained by or on behalf of the Company and to full and free access to the properties, buildings and other assets of the Company or the Shareholders where any such records are kept for the time being.

2.7	Reserved Matters

2.7.1	The Company shall not and the Shareholders shall exercise all voting rights and other powers of control available to them in relation to the Company so as to procure (insofar as they are able by the exercise of such rights and powers) that at all times during the term of this Agreement the Company shall not (for as long as GWG continues to hold at least 9.9% of the total issued voting share capital of the Company) take any of the following actions without the consent of GWG:

(a)	sell, lease, license, exchange or otherwise dispose of all or substantially all of the business, undertaking, property or assets of the Company, or agree to do so, or agree to any merger or consolidation involving the Company and/or its business, undertaking, property or assets;

(b)	determine the terms and conditions of the sale and marketing of an investment security, including the selling expenses and commissions relating to such investment security;

(c)	enter into any agreement material to the Business including, without limitation, any exclusive or non exclusive broker or selling agent agreement relating to the sale of an investment security or the sale by the Company of or any products or services unrelated to the investment security;

(d)	enter into any borrowing, lending or financing agreement in relation to any amount exceeding Twenty Five Thousand Dollars ($25,000) (other than in relation to the issuance of an investment security and trade payables in the ordinary course of business);

(e)	enter into any scheme of arrangement or composition with its creditors or any class thereof or propose or pass any resolution for the winding-up or present a petition for the appointment of an examiner to the Company or otherwise do or permit or suffer to be done any act or thing whereby the Company may be wound up (whether voluntarily or compulsorily) save as otherwise provided for in this Agreement;

(f)	create or issue or agree to create or issue any share or loan capital or give or agree to give any option in respect of any share or loan capital;

(g)	pay or agree to pay to the Shareholders, employees or Directors of the Company any salary, fee, emolument or other benefit in excess of Twenty Five Thousand Dollars ($25,000) in aggregate;

(h)	establish capital reserves of the Company; and

(i)	pay or make any dividend or other distribution in excess of $25,000 in aggregate (except as envisaged by this Agreement).

3	FUNDING OBLIGATIONS

The Shareholders shall agree from time to time on the most practical means of financing the Operating Costs of the Company. Unless otherwise agreed to in writing no Shareholder shall be responsible for such costs nor be obliged to guarantee the obligations of the Company in relation to such costs.

4	TRANSFER OF SHARES

4.1	Restriction on Transfer of Shares

Each of the Shareholders undertakes with the other that, during the continuance of this Agreement, they shall not:

4.1.1	mortgage (whether by way of fixed or floating charge) pledge or otherwise encumber any legal or beneficial interest they may have in any of their Shares;

4.1.2	sell, transfer or otherwise dispose of all or any of their Shares or any legal or beneficial interest therein or assign or otherwise purport to deal therewith or with any interest therein;

4.1.3	enter into any agreement in respect of the voting rights attached to all or any of their Shares; or

4.1.4	agree, whether conditionally or otherwise, to any of the foregoing,

other than, in any case, with the consent in writing of the other Shareholder or in accordance with this Agreement.

4.2	Deed of Adherence

Each of the Shareholders shall procure that prior to, and as a condition precedent of, any transfer of its Shares, any transferee shall execute a Deed of Adherence covenanting to the remaining parties to this Agreement to observe and be bound by the terms of this Agreement.

5	RIGHT TO INFORMATION AND CONFIDENTIALITY

5.1	Disclosure of Confidential Information

Notwithstanding the duties owed by each of the Directors of the Company, any Director or any person designated for the purpose in writing by a Shareholder shall be entitled to disclose any information and provide relevant documents and materials about the Company and discuss its affairs, finances and accounts with appropriate officers and senior employees of the Shareholder in question. Each of the Shareholders shall be entitled to disclose details of the Company’s affairs, finances and accounts to that Shareholder’s professional and financial advisers who require to know the same to carry out their duties. Any information, documents and materials supplied to or by a Shareholder in accordance with this Clause shall, subject to Clause 5.3 be kept strictly confidential.

5.2	Confidential

Subject to Clause 5.3 and save as required by law or by any relevant national or supranational regulatory authority, each of the parties shall safeguard, treat as confidential, and not use for the purpose of its own business all information, documents and materials which it acquires in connection with this Agreement and which relate to the business of the Company or to any of the other parties.

5.3	Continuation

The obligations of confidentiality in this Section 5 shall survive the termination of this Agreement and shall continue unless and until any of the relevant confidential information enters the public domain through no fault of the relevant party or of any other person (under the control of such Shareholder) owing a duty of confidentiality to the Company.

5.4	Delivery Up

A Shareholder which ceases to be a Shareholder shall thereupon forthwith hand over to the Company all confidential information, documents and correspondence belonging to or relating to the business of the Company and shall, if so required by the Company, certify that it has not kept records or copies thereof.

6	GENERAL

6.1	Survival of Obligations

This Agreement shall be binding upon and shall enure for the benefit of each party’s successors and assigns.

6.2	No Partnership

Nothing herein shall be taken to constitute a partnership between the parties hereto nor the appointment of one of the parties as the agent for the other.

6.3	Capacity

Each Shareholder warrants and represents to the other Shareholders that it is duly empowered under its Memorandum of Association and has taken all appropriate corporate action to enter into this Agreement and carry out its obligations thereunder.

6.4	Invalidity of Provisions

If at any time any one or more provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, in whole or in part, such provision or part thereof shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected or impaired thereby.

6.5	Waiver

A Party’s failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver thereof or of any right or remedy for breach of a like or different nature. Subject, as aforesaid, no waiver shall be effective unless specifically made in writing and signed by a duly authorised officer of the Party granting such waiver.

6.6	Announcements and Circulars

Subject as required by law or by any recognised Stock Exchange or relevant national or supranational regulatory authorities, all announcements and circulars by or on behalf of the Parties relating to the subject matter of this Agreement shall be in terms to be agreed between the Parties in advance of issue.

6.7	Counterparts

This Agreement may be entered into in any number of counterparts and by the parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

6.8	Continuation of Obligations

This Agreement shall cease to have effect in relation to a Shareholder which ceases to hold any Shares save in respect of:

6.8.1	any provision of this Agreement which is expressed to continue after such cessation; or

6.8.2	any liability which at the time of cessation has accrued to the other party or which may accrue in respect of any act or omission occurring prior to such cessation.

6.9	Notices

6.9.1	Any notice or other document to be given under this Agreement shall be in writing and deemed duly given:

(a)	if to be given to GWG, if left at or sent by prepaid post, registered post, facsimile transmission or other means of telecommunications in permanent written form to the following address or number:

Name:	GWG Holdings Inc.

Address:	220 South Sixth Street
Suite 1200

Minneapolis, MN 55402
(877) 494-2388

Attention:	Chief Financial Officer

Facsimile No:	(612) 746-0455

or to such other address and/or number as such party may by notice to all the other parties hereto expressly substitute therefore.

(b)	if to be given to Athena Securities and/or the Athena Nominees if left at or sent by prepaid post, registered post, facsimile transmission or other means of telecommunications in permanent written form to the following address or number:

Name:	Athena Securities Group Limited

Address:	18 Merrion Road
Ballsbridge
Dublin 4
Ireland

Attention:	Chief Financial Officer

Facsimile No:	00 312 05241269

or to such other address and/or number as such party may by notice to all the other parties hereto expressly substitute therefore.

(c)	if to be given to the Company, if left at or sent by prepaid post, registered post, facsimile transmission or other means of telecommunications in permanent written form to the following address or number:

Name:	Athena Structured Funds Public Limited Company

Address:	18 Merrion Road
Ballsbridge
Dublin 4
Ireland

Attention:	Chief Financial Officer

Facsimile No:	00 312 05241269

or to such other address and/or number as such party may by notice to all the other parties hereto expressly substitute therefor.

6.9.2	In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and posted or that the applicable means of telecommunications was properly addressed and despatched (as the case may be).

6.9.3	The Company undertakes with each of the Shareholders that it will forthwith supply to each of the Shareholders a copy of any notice that may be given to or served on it under this Agreement.

6.9.4	Subject as otherwise provided herein, this Agreement shall continue in full force and effect without limit in point of time unless and until the earliest of the date on which:

(a)	the Shareholders agree in writing to terminate this Agreement;

(b)	an effective resolution is passed or a binding order is made for the winding up of the Company; or

(c)	GWG or Athena Securities cease to hold any Shares in the Company;

the provisions in Clause 5 of this Agreement shall remain in effect notwithstanding such termination.

6.10	Governing Law/Jurisdiction

6.10.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Ireland.

6.10.2	The parties hereto submit to the non-exclusive jurisdiction of the Courts of Ireland.

6.10.3	GWG hereby irrevocably authorises LK Shields Solicitors (or such other person, being a firm of solicitors resident in the Republic of Ireland as GWG may by notice to all the other parties expressly substitute therefore) to accept service of all legal process arising out of or connected with this Agreement and service on LK Shields Solicitors (or such substitute) shall be deemed to be service on the party concerned.

6.11	Conflict with Articles

In the event of any conflict between the terms of this Agreement and the provisions of the Articles, then, as between the Shareholders, the terms of this Agreement shall prevail.

6.12	Amendments

Any amendment or modifications to the provisions of this Agreement shall be in writing signed by all the parties hereto.

6.13	Assignment

None of the parties shall assign any of their respective rights or obligations under this Agreement nor any of the documents referred to in this Agreement in whole or in part.

6.14	Costs

Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

IN WITNESS whereof these presents have been entered into the day and year first above written.

FIRST SCHEDULE

Part 1

ATHENA NOMINEES

Name of Registered Shareholder	Shareholder Address
Marie Ainsworth	8 Sandymount Road, Dublin 4
Kenneth O’Reilly – Hyland	11 Pembroke Park, Ballsbridge, Dublin 4
Peter Gorman	25 North Avenue, Mount Merrion, County Dublin
Brian Tyrrell	16 Nashville Park, Howth, County Dublin
Marie Gorman	25 North Avenue, Mount Merrion, County Dublin
Eimer O’Reilly – Hyland	11 Pembroke Park, Ballsbridge, Dublin 4

Part 2

SHAREHOLDINGS

Name of Registered Shareholder	Shareholder Address	Number and Class of Shares Held
Marie Ainsworth	8 Sandymount Road, Dublin 4	1
Kenneth O’Reilly – Hyland	11 Pembroke Park, Ballsbridge, Dublin 4	1
Peter Gorman	25 North Avenue, Mount Merrion, County Dublin	1
Brian Tyrrell	16 Nashville Park, Howth, County Dublin	1
Marie Gorman	25 North Avenue, Mount Merrion, County Dublin	1
Emer O’Reilly – Hyland	11 Pembroke Park, Ballsbridge, Dublin 4	1
Athena Securities Group Limited	44 Upper Mount Street, Dublin 2, Ireland.	54,054
GWG Holdings Inc.	220 South 6th Street, Suite 1200, Minneapolis, Minnesota, USA.	5,940

ARTICLES OF ASSOCIATION

THIRD SCHEDULE

DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made [            ] 20[   ] by [NAME, ADDRESS, DETAILS] (hereinafter called the “Covenantor”)

WHEREAS:

This Deed is supplemental to a Shareholders Agreement dated             2011 and made between GWG Holdings Inc., Athena Securities Group Limited, and Athena Structured Funds Public Limited Company (the “Company”) (the “Shareholders’ Agreement).

NOW IT IS HEREBY AGREED as follows:

1	Unless otherwise defined, words and expressions defined in the Shareholders Agreement shall, where the context admits, have the same respective meanings in this Deed.

2	The Covenantor hereby undertakes severally with each of the other parties to the Shareholders’ Agreement from time to time to observe, perform and be bound by the terms of the Shareholders’ Agreement which are capable of applying to the Covenantor and which have not been performed at the date of this Deed, to the intent and effect that the Covenantor shall be deemed with effect from the date on which it is registered as a member of the Company to be a party to the Shareholders Agreement and to be a Shareholder.

3	This Deed shall be governed by and construed in accordance with the laws of the Republic of Ireland.

[insert relevant signature block for Deed of Adherence]

SIGNED BY [illegible]
FOR AND ON BEHALF OF ATHENA SECURITIES GROUP LIMITED in the presence of:

/s/ illegible
Witness

Name: [illegible]

Address: 45 Castlemayne, Balgriffin, Dublin 13

Occupation: Pension Trustee

SIGNED BY [illegible]
FOR AND ON BEHALF OF ATHENA STRUCTURED FUNDS PUBLIC LIMITED COMPANY in the presence of:

/s/ illegible
Witness

Name: [illegible]

Address: 45 Castlemayne, Balgriffin, Dublin 13

Occupation: Pension Trustee

SIGNED BY [illegible]
FOR AND ON BEHALF OF ATHENA STRUCTURED FUNDS PUBLIC LIMITED COMPANY in the presence of:

/s/ Lisa Dahlager
Witness

Name: Lisa Dahlager

Address: 220 South sixth street, Ste 1200 Mpls, MN 55402

Occupation: Admin